EXHIBIT A

                                 WESTWOOD FUNDS
                            SHAREHOLDER SERVICE FEES

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                                                                  Shareholder
                                                                   Servicing
Westwood Funds                                Class of Shares         Fees
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Westwood SMidCap Fund                          Institutional          0.20%
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Westwood SmallCap Fund                         Institutional          0.20%
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Westwood SMidCap Plus Fund                     Institutional          0.20%
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Westwood Opportunistic High Yield Fund         Institutional          0.15%
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Westwood Market Neutral Income Fund            Institutional          0.15%
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Westwood Worldwide Income Opportunity Fund     Institutional          0.15%
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